UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 23, 2013 (October 17, 2013)

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Deferred Compensation Plan

On October 17, 2013, the Compensation Committee (the “Committee”) of Jones Energy, Inc. (the “Company”) adopted the Jones Energy, LLC Executive Deferral Plan (the “Plan”), under which key management or highly compensated employees that are selected by the Committee (the “Eligible Employees”) may defer receipt of their compensation, including up to 50% of their base salaries and up to 100% of their bonuses, effective as of October 1, 2013.  The current Eligible Employees are Jonny Jones, the Chief Executive Officer of the Company, Mike S. McConnell, the President of the Company, Robert J. Brooks, the Executive Vice President and Chief Financial Officer of the Company, and Eric Niccum, the Executive Vice President and Chief Operating Officer of the Company.

Participant elections with respect to deferrals of compensation and distributions generally must be made in the year preceding that in which the compensation is earned, except that the Committee may permit a newly eligible participant to make deferral elections up to 30 days after he or she first becomes eligible to participate in the Plan.

Participant contributions are credited with income, expense, gains and losses in accordance with the investment funds held in the Company’s 401(k) plan, as allocated by the participant. These investment funds are for measurement purposes only, and a participant’s election of any such investment fund is hypothetical and is not an actual investment of his or her Plan account in any such investment funds. The Plan is an “unfunded” plan for state and federal tax purposes, and participants have the rights of unsecured creditors of Jones Energy, LLC with regard to their Plan accounts.

The account balance of a Participant will be distributed to the participant in a single lump-sum payment upon the earlier of the 30th day following the date of (i) the participant’s termination of employment for any reason or (ii) the participant’s death or disability (as defined in the Plan).  Distributions will be made in cash unless the Committee determines other property should be distributed.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01.                          Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit No.	Description
10.1	Jones Energy, LLC Executive Deferral Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: October 23, 2013	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Jones Energy, LLC Executive Deferral Plan.